EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Somerset Hills Bancorp:

We consent to incorporation by reference in the registration statement (No. 333-99647) on Form SB-2 and (No. 333-102203 and 333-143194) on Form S-8 of Somerset Hills Bancorp of our report dated March 13, 2008, relating to the consolidated statements of financial condition of Somerset Hills Bancorp as of December 31, 2007 and the related consolidated statements of income, stockholders’ equity, and cash flows for year then ended which report appears in the December 31, 2007 Annual Report on Form 10-K of Somerset Hills Bancorp.

By:	/s/ CROWE CHIZEK AND COMPANY LLC

Livingston, New Jersey
March 25, 2008

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Somerset Hills Bancorp:

We consent to incorporation by reference in the registration statement (No. 333-99647) on Form SB-2 and (Nos. 333-102203 and 333-143194) on Form S-8 of Somerset Hills Bancorp of our report dated March 3, 2006, relating to the consolidated statements of income, stockholders’ equity, and cash flows of Somerset Hills Bancorp for the year ended December 31, 2005, which report appears in the December 31, 2007 Annual Report on Form 10-K of Somerset Hills Bancorp.

KPMG LLP

Short Hills, New Jersey
March 25, 2008